UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2020
KBS GROWTH & INCOME REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-56050	47-2778257
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 8.01 OTHER EVENTS
Participants in the KBS Growth & Income REIT, Inc. (the “Company,” "we," "our," or “us”) distribution reinvestment plan should carefully review the risk factor below and the risks disclosed under Part I, Item 1A of the Company’s annual report on Form 10-K for the year ended December 31, 2019, as well as any updated risk factors contained in future filings the Company makes under the Securities Exchange Act of 1934, as amended.
The current offering price of shares under the Company’s distribution reinvestment plan is equal to the December 4, 2019 estimated value per share approved by the Company’s board of directors. It does not take in account developments in our portfolio or the markets since December 4, 2019, including the current business disruptions as a result of the outbreak of the novel coronavirus (COVID-19). As a result of these developments, a reinvestment of distributions in our common stock bears increased risk.
Pursuant to the Company’s distribution reinvestment plan, participants in the distribution reinvestment plan acquire shares of the Company’s common stock under the plan at a price equal the estimated value per share of the Company’s common stock. As such, participants currently acquire shares of the Company’s common stock under the plan at a price equal to $8.43 per share, which is the Company’s December 4, 2019 estimated value per share. The value of the Company’s shares will fluctuate over time in response to developments related to the performance of individual assets in the portfolio and the management of those assets, the real estate and finance markets and due to other factors. As such, the estimated value per share does not take into account developments in the Company’s portfolio since December 4, 2019. In particular, the outbreak of COVID-19, together with the resulting restrictions on travel and quarantines imposed, has had a negative impact on the economy and business activity globally. The extent to which our business may be affected by COVID-19 will largely depend on future developments with respect to the continued spread and treatment of the virus, which the Company cannot accurately predict. Nevertheless, it appears reasonably likely in the near term that many of our tenants will suffer reductions in revenue and, depending upon the duration of quarantines and the corresponding economic slowdown, some of our tenants will seek rent deferrals or become unable to pay their rent. In the last month, a few small tenants have requested such deferrals. If tenants default on their rent and vacate, the ability to re-lease this space is likely to be more difficult if the economic slowdown continues and any long term impact of this situation, even after an economic rebound, remains unclear. These risks are not priced into our most recent estimated value per share and given the uncertainty, no assurances can be given that the purchase price of shares of the Company’s common stock reflect the underlying value of its assets. As a result, a reinvestment of distribution in our common stock bears increased risk.
For a full description of the methodologies and assumptions used to value our assets and liabilities in connection with the calculation of the December 4, 2019 estimated value per share, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities — Market Information” of the Company’s annual report on Form 10-K for the year ended December 31, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS GROWTH & INCOME REIT, INC.

Dated: April 3, 2020	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary